As filed with the Securities and Exchange Commission on May ___, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BRANDYWINE REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	23-2413352
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

401 Plymouth Road, Suite 500
Plymouth Meeting, Pennsylvania	19462
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN
(Full title of the plan)

Gerard H. Sweeney
President and Chief Executive Officer
401 Plymouth Road, Suite 500
Plymouth Meeting, Pennsylvania 19462
(Name and address of agent for service)

(610) 325-5600
(Telephone number, including area code, of agent for service)

With a copy to:
Michael H. Friedman, Esq.
Pepper Hamilton LLP
3000 Two Logan Square
Philadelphia, Pennsylvania 19103-2799
(215) 981-4000

_______________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Shares of Beneficial Interest, par value $.01 per share	1,600,000 shares	$21.65	$34,640,000.00	$4,077.13

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) based on the average of the high and low reported sales prices per share on the New York Stock Exchange on May 16, 2005.

EXPLANATORY NOTE

          Pursuant to General Instruction E of Form S-8, the contents of Brandywine Realty Trust’s Registration Statement on Form S-8 (No. 333-28427) and the contents of Brandywine Realty Trust’s Registration Statement on Form S-8 (No. 333-52957) (together, the “Prior Registration Statements”) are incorporated by reference herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          All information required to be set forth herein which is not contained herein or in the Exhibits hereto is contained in the Prior Registration Statements.

Item 8. Exhibits.

5.1	Opinion of Pepper Hamilton LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Ernst & Young LLP
23.3	Consent of Pepper Hamilton LLP (contained in Exhibit 5.1)
24	Power of Attorney (contained in the signature pages hereto)

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on May 25, 2005.

BRANDYWINE REALTY TRUST

By:	/s/ Gerard H. Sweeney____________
Gerard H. Sweeney President and Chief Executive Officer

POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act, this Registration Statement and Power of Attorney have been signed by the following persons in the capacity and on the dates indicated.

          KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below hereby constitutes and appoints Gerard H. Sweeney his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title(s)	Date

/s/ Gerard H. Sweeney Gerard H. Sweeney	President, Chief Executive Officer and Trustee (Principal Executive Officer)	May 25, 2005

/s/ Christopher P. Marr Christopher P. Marr	Senior Vice President and Chief Financial Officer	May 25, 2005

/s/ Timothy M. Martin Timothy M. Martin	Vice President – Finance and Chief Accounting Officer	May 25, 2005

/s/ Walter D’Alessio Walter D’Alessio	Chairman of the Board of Trustees	May 25, 2005

/s/ D. Pike Aloian D. Pike Aloian	Trustee	May 25, 2005

/s/ Donald E. Axinn Donald E. Axinn	Trustee	May 25, 2005

/s/ Wyche Fowler Wyche Fowler	Trustee	May 25, 2005

/s/ Michael J. Joyce Michael J. Joyce	Trustee	May 25, 2005

/s/ Anthony A. Nichols, Sr. Anthony A. Nichols, Sr.	Trustee	May 25, 2005

/s/ Charles P. Pizzi Charles P. Pizzi	Trustee	May 25, 2005

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1	Opinion of Pepper Hamilton LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Ernst & Young LLP